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                                                                   EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
RedFed Bancorp Inc.:

 We consent to the incorporation by reference in the registration statement on Form S-4 of Golden State Bancorp Inc. of our report dated January 28, 1998, except as to note 19 to the consolidated financial statements, which is as of February 4, 1998, with respect to the consolidated statements of financial condition of RedFed Bancorp Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Form 10-K of RedFed Bancorp Inc. for the year ended December 31, 1997, and to the references to our firm under the headings "The Merger--Background of the Merger" and "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP

                                          KPMG Peat Marwick LLP

Orange County, California
April 1, 1998